SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant   |X|
Filed by a party other than the Registrant   |_|


Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission
      Only
      (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12


                               MAYTAG CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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|_| Fee paid previously with preliminary materials.
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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:
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FOR IMMEDIATE RELEASE
Media Contact:  John Daggett
Maytag Corporate Communications
(641) 787-7711
JDAGGE@MAYTAG.COM

                MAYTAG CORPORATION CONFERENCE CALL ANNOUNCEMENT

NEWTON, IOWA (July 14, 2005) - Maytag Corporation (NYSE: MYG) will announce second quarter sales and earnings on Friday, July 22, at approximately 6:00 a.m. CT. The corporation has also scheduled a conference call at 8:30 a.m. CT to present second quarter results. Maytag's Chairman & CEO Ralph F. Hake and CFO George C. Moore will participate in the call. The company will not conduct a question-and-answer session for this conference call.

     Persons wishing to listen should telephone 888-489-9488 AT 8:20 A.M. CT (INTERNATIONAL PARTICIPANTS SHOULD DIAL 415-537-1945). The conference call will be recorded and available by telephone from 10:30 a.m. CT July 22 until 10:30 a.m. CT July 26. Persons interested in listening to the conference call tape should call 800-633-8284 (or internationally 402-977-9140) and use access code number 21251588 .

      Additionally, Maytag's conference call will be distributed live over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at WWW.FULLDISCLOSURE.COM or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (WWW.STREETEVENTS.COM). The audio webcast can also be accessed through Maytag's Web site, WWW.MAYTAGCORP.COM, by clicking on the "Corporate News Center" and then "Conference Calls." Replays will be available on both the Maytag and CCBN Web sites.

      Maytag Corporation is a leading producer of home and commercial appliances. Its products are sold to customers in North America and in targeted international markets. The corporation's principal brands include Maytag(R), Hoover(R), Jenn-Air(R), Amana(R), Dixie-Narco(R) and Jade(R).
                                      ###
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FORWARD-LOOKING  STATEMENTS:  Certain statements in this news release, including any discussion of management expectations for future periods, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from the future results expressed or implied by those statements. For a description of such factors, refer to "Forward-Looking Statements" in the Management's Discussion and Analysis section of Maytag's Annual Report on Form 10-K for the year ended January 1, 2005, and each quarter's 10-Q.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction with an investor group led by private equity firm Ripplewood Holdings LLC, Maytag has filed a preliminary proxy statement and will file a definitive proxy statement and other relevant documents concerning the proposed merger with SEC. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the definitive proxy statement (when available) as well as other filed documents containing information about Maytag at HTTP://WWW.SEC.GOV, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com.

PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors and Ripplewood Holdings LLC, Triton Acquisition Holding and Triton Acquisition and their respective affiliates, executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials filed or to be filed with SEC in connection with the proposed transaction.